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                                                                EXHIBIT 10.19(c)




                           WYNDHAM HOTEL CORPORATION

                  NON-EMPLOYEE DIRECTORS' RETAINER STOCK PLAN


         SECTION 1. PURPOSE. The purpose of the Wyndham Hotel Corporation Non-Employee Directors' Retainer Stock Plan (the "Plan") is to provide to non-employee directors of Wyndham Hotel Corporation (the "Company") the opportunity to elect to receive all or a portion of their annual retainer fees in the form of Common Stock of the Company, or to defer receipt of a portion of such fees and have the deferred amounts treated as if invested in Common Stock.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Annual Retainer" means the amounts payable by the Company to a Non-Employee Director as an annual retainer for services as a director, but does not include meeting fees or reimbursement for expenses, such retainer to be payable in such increments and at such times as the Committee may establish from time to time.

         (b) "Beneficiary" means a person (including any trustee) designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or, if there is no surviving designated Beneficiary, the Participant's estate.

         (c) "Board of Directors" means the Board of Directors of the Company.

         (d) "Deferral Account" means the account established and maintained by the Company for each Participant, which is to be credited, as hereinafter set forth, with the portion of a Participant's Annual Retainer which is deferred pursuant to the Plan, together with earnings thereon as provided for herein. Amounts credited to a Participant's Deferral Account will be deemed to have been invested in Stock, and therefore will be shown as a number of Stock equivalents. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded, generally non-transferable obligations of the Company.

         (e) "Fair Market Value" shall mean for shares of Stock, the closing price of the Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if the Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if the Stock is not reported on any such system and is not
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listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors, or if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board of Directors.

         During the period immediately preceding the Company's initial public offering of its Common Stock pursuant to a Form S-1 Registration Statement filed with the Securities and Exchange Commission, the "Fair Market Value" for shares of Common Stock shall be the offering price per share of Common Stock as set forth on the cover page of the prospectus contained in the Form S-1 Registration Statement as declared effective by the Securities and Exchange Commission.

         (f) "Non-Employee Director" means a member of the Board of Directors who, on January 1 of any Plan Year (or such later date as he is first elected or appointed to the Board of Directors), is not an employee of the Company or any parent or subsidiary company.

         (g) "Participant" means any Non-Employee Director who actually participates in the Plan in any Plan Year.

         (h) "Plan Year" means each year beginning on the first day of January and ending on the 31st day of December; provided, however, that the initial plan year shall commence on April 18, 1996 and end on December 31, 1996.

         (i) "Stock" means Wyndham Hotel Corporation Common Stock, $0.01 par value per share.

         SECTION 3. PARTICIPATION. Only Non-Employee Directors may participate in the Plan. Participation in the Plan is voluntary. To participate in the Plan for any Plan Year, a Non-Employee Director must make a written election both (i) six months prior to the date the Annual Retainer, or, if applicable, the first portion thereof, is to be paid to the Non-Employee Director, and (ii) on or prior to December 31. Each election or change in election will be effective as of the later of (i) six months following the election, or (ii) January 1 following the election. Notwithstanding the preceding, an initial election for a newly appointed or elected Non-Employee Director may be filed with the Company not later than 30 days following the date on which the individual was appointed or elected to the Company's Board of Directors and shall be effective six months following the election. Notwithstanding the preceding, elections that are filed with the Company prior to May 18, 1996 shall be effective on the day they are received by the Company.

         The Non-Employee Directors may elect either to (i) receive Stock in lieu of cash for part or all of such Non- Employee Director's annual retainer, or (ii) defer the receipt of all
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or part of such Non-Employee Director's annual retainer and have the deferred amounts treated as if invested in Stock.

         The election shall evidence the Non-Employee Director's acceptance of the benefits and terms of the Plan, and set forth the elections described in
Section 5. All elections set forth therein shall be deemed to be continuing and therefore applicable to subsequent Plan Years unless the Non-Employee Director revokes the application or changes such elections by filing a subsequent irrevocable election no later than December 31 of the Plan Year immediately prior to January 1 of the Plan Year for which the new election is to become effective.

         SECTION 4.  ADMINISTRATION.

         (a) Administration. The Board of Directors shall from time to time appoint two or more persons to administer the Plan out of those members of the Board of Directors who have not been eligible to participate in the Plan (the "Committee") and who shall not be eligible to participate in the Plan.
The Committee shall administer and enforce the Plan in accordance with its terms, and shall have all powers necessary to accomplish those purposes, including but not limited to the following:

         (1) To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

         (2) To maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan;

         (3) To make and publish such rules for the regulations of the Plan as are not inconsistent with the terms hereof; and

         (4) To provide for disclosure of such information, including reports and statements to Participants or Beneficiaries, and for the making of applications and elections by Participants under the Plan as may be required by the Plan or otherwise deemed appropriate by the Committee.

Any action of the Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Committee may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

         (b) Compliance with Rule 16b-3. Other provisions of the Plan notwithstanding, neither the Committee nor any other person (other than a Participant acting in conformity with the terms of the Plan) shall have any discretionary authority to make determinations regarding (i) eligibility to become a Participant, (ii) the times when elections can be made,





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when Stock will be issued or Stock equivalents credited to the Deferral
Accounts of Participants, or when distributions will be made, (iii) the portion of a Participant's Annual Retainer that may be allocated to the acquisition of Stock or Stock equivalents by Participants under the Plan, the calculation of the amount of such Stock or Stock equivalents by Participants under the Plan, the calculation of the amount of such Stock or Stock equivalents to be acquired thereby, and the payment or deemed reinvestment of dividend equivalents, or
(iv) any other decisions under the Plan required by Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to be afforded exclusively to "disinterested persons" as defined thereunder. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         (c) Annual Statement. The Committee shall furnish to each Participant an annual statement indicating the number of Stock equivalents credited to his Deferral Account as of the end of the preceding Plan Year.

         SECTION 5. ELECTIONS BY PARTICIPANTS. Each Non-Employee Director who elects to participate in this Plan for any Plan Year must irrevocably elect until such time as a subsequent election is made in accordance with Section 3, the following:

         (a) Whether to receive payment of 0, 50% or 100% of his or her Annual Retainer in the form of Stock under the Plan; and

         (b) Whether to defer payment of any whole percentage up to 100% of his or her Annual Retainer, to be credited to the Participant's Deferral Account, to be deemed to be invested in Stock and paid in accordance with Section 7 of the Plan; and

         (c) Whether dividend equivalents, if any, on any amounts credited to such Deferral Account shall be paid directly to the Participant or credited to the Deferral Account and deemed to be reinvested in Stock.

         The combined percentage of the Annual Retainer to be paid in Stock and deferred under the Plan shall not exceed 100% of the Annual Retainer for any Plan Year. In the event the Annual Retainer is increased during any Plan Year, a Participant's elections pursuant to Section 5 in effect for such Plan Year shall apply to the amount of such increase.





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         SECTION 6.  RECEIPT OF STOCK IN PAYMENT OF PORTION OF RETAINER.

         (a) Transfer of Stock to Participant. The Company shall transfer to a Participant who elects to receive all or a portion of the Annual Retainer in the form of Stock under Section 5(a) hereof a number of shares of stock having a Fair Market Value equal to such portion of the Annual Retainer on the last trading day prior to the date or dates on which the cash portion of the Participant's Annual Retainer is paid (or otherwise would be paid but for the election to receive Stock). No fractional shares shall be issued, however; in lieu thereof, the cash Fair Market Value of any fractional share shall be paid to Participant.

         (b) Restrictions on Stock. As promptly as practicable after the date or dates that the Annual Retainer is paid, a certificate representing the shares of Stock elected to be received by a Participant hereunder shall be issued in the name of the Participant. Upon issuance of such certificate, the Participant shall be subject to all rights of a holder of Stock, including the rights to vote such Stock and to receive dividends thereon, subject to the following restrictions:

         (1) If a restriction on the transferability of the Stock is, at the time of issuance, required in order for the issuance and delivery to the Participant (and any related election) to be an exempt transaction under Rule 16b-3 under the Exchange Act, then Stock issued to a Participant hereunder may not be sold for at least six months after acquisition (or such shorter period as may be required), other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; and

         (2) During any period in which the transferability of Stock is restricted hereunder, the Company shall retain custody of any certificate representing the Stock.

         The Company shall impose such other restrictions on Stock transferred to a Participant hereunder as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, or any provision of the Company's Articles of Incorporation or By-Laws or any binding contract to which the Company is a party.

         (c) Nature of Stock Transferred. The Stock to be transferred from the Company to Participants hereunder may be either treasury shares or authorized but unissued shares of the Company.

         SECTION 7.  DEFERRAL OF PORTION OF ANNUAL RETAINER.

         (a) Crediting of Portion of Annual Retainer to Deferral Account of Participant. The Company shall credit to the Deferral Account of a Participant who elects to defer a portion of his Annual Retainer under Section 5(b) hereof an amount, expressed as Stock





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equivalents, equal to the number of shares of Stock having an aggregate Fair
Market Value equal to such portion of the Annual Retainer at the last trading date prior to the date on which the Participant's Annual Retainer would otherwise have been due. The amount of Stock equivalents credited to such Deferral Account shall be carried to three decimal places, and shall include any fractional share.

         (b) Payment or Crediting of Dividend Equivalent. Whenever a cash dividend is paid with respect to Stock, a Participant shall be entitled to the amount equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of Stock equivalents (including fractions) credited to his Deferral Account as of the date of record for dividend purposes. Such dividend equivalents shall, in accordance with the Participant's election under Section 5(c), either be paid directly to the Participant or shall be credited to the Participant's Deferral Account as an amount, expressed as Stock equivalents, equal to the number of shares of Stock having an aggregate Fair Market Value at the dividend payment date equal to the value of such dividend equivalents.

         (c) Adjustments to Deferral Accounts. The amount of Stock equivalents in each Participant's Deferral Account shall be appropriately adjusted upon the occurrence of any stock split, reverse stock split, or stock dividend or other non-cash distribution. In the event of any other extraordinary transaction affecting Stock after which Stock will no longer be registered under Section 12 of the Exchange Act, Stock equivalents credited to Deferral Accounts shall be converted into cash equivalents of equal value at the date of such transaction, with interest equivalents paid or credited thereafter on a monthly basis, at the prime rate of interest being charged by NationsBank Texas, N.A. as in effect on the last business day of each month.

         (d) Vesting. The interest of each Participant in any benefit payable with respect to a Deferral Account hereunder shall be at all times fully vested and non-forfeitable.

         (e) Designation of Beneficiaries. Each Participant may designate one or more Beneficiaries to receive the amounts distributable from the Participant's Deferral Account under the Plan in the event of such Participant's death. Such designations shall be made on forms provided by the Company. A Participant may from time to time change his designated Beneficiaries, without the consent of such Beneficiaries, by filing a new designation in writing with the Company. The spouse of a Participant shall join in any designation of Beneficiaries other than such spouse. The Company may rely upon the Beneficiary designation last filed in accordance with the terms of the Plan.

         (f) Distributions Relating to Deferral Accounts. Distributions from Deferral Accounts shall be made in shares of Stock equal to the number of Stock equivalents in the Participant's Deferral Account. Except as set forth in
Section 7(g) below, the Company shall transfer to a Participant, as of the date which is the third anniversary of the date upon which the retainer fee would have been paid in cash to the Participant absent his deferral election (the "Payment Date"), shares of Stock equal to the number of Stock equivalents credited to





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the Participant's Deferral Account.  No fractional shares shall be issued, however; in lieu thereof, the cash Fair Market Value of any fractional share shall be paid to a Participant. As promptly as practicable after the Payment Date, a certificate representing the shares of Stock shall be issued in the name of the Participant. Upon issuance of such certificate, the Participant shall be subject to all rights of a holder of Stock, including the rights to vote such Stock and to receive dividends thereon, subject to the following restrictions:

         (1) If a restriction on the transferability of the Stock is, at the time of issuance, required in order for the issuance and delivery to the Participant (and any related election) to be an exempt transaction under Rule 16b-3 under the Exchange Act, then Stock issued to a Participant hereunder may not be sold for at least six months after acquisition (or such shorter period as may be required), other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; and

         (2) During any period in which the transferability of Stock is restricted hereunder, the Company shall retain custody of any certificate representing the Stock.

         The Company shall impose such other restrictions on Stock transferred to a Participant hereunder as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, or any provision of the Company's Articles of Incorporation or By-Laws or any binding contract to which the Company is a party.

         (g) Nature of Stock Transferred. The Stock to be transferred from the Company to Participants hereunder may be either treasury shares or authorized but unissued shares of the Company.

         (h) Death; Change of Control. In the event the Participant dies prior to receipt of the full distribution of benefits with respect to his Deferral Account, the Company shall transfer to the Participant's
Beneficiaries, shares of Stock equal to the number of Stock equivalents credited to the Participant's Deferral Account as of the date of the Participant's death. Such transfer shall be made to the Participant's Beneficiaries as promptly as practicable after such date, and shall be subject to all of the provisions of paragraph 7(f) hereof.

                 In the event of a Change of Control of the Company, as defined below, unless provision is otherwise made in writing in connection with the transaction by the Committee, the Company shall pay to a Participant in cash, in a single lump sum, an amount equal to the Fair Market Value of the Stock equivalents credited to the Participant's Deferral Account as of the date of such Change of Control. Such payment shall be made to the Participant as promptly as practicable after such date. As used herein, a "Change of Control" shall mean the occurrence of any one or more of the following events or similar





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events in any single transaction or series of related transactions: (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation, (b) a dissolution of the Company, (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, (d) if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")), other than Excluded Persons and any Excluded Group, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing 45% or more of the combined voting power of the Company's then outstanding securities, or (e) during any period of two consecutive years commencing on or after June 1, 1996, individuals who at the beginning of the period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the Stockholders of the Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period. The term "Excluded Persons" means each of (i) Trammell or Margaret Crow, or any lineal descendant of Trammell and Margaret Crow, or any trust of which not less than 75% of the beneficial interests are held by Trammell or Margaret Crow or such lineal descendants, or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Trammell or Margaret Crow or such descendants, (ii) Wynopt Investment Partnership Level II, a Delaware limited partnership ("Wynopt II"), or Wynopt Investment Partnership, a Delaware limited partnership ("Wynopt"), or an "affiliate" (as such term is defined in Rule 12b-2 under the Act) of Wynopt II or Wynopt (x) of which not less than 75% of the outstanding equity interests are owned directly or indirectly by the direct or indirect owners of the outstanding equity interests of Wynopt II and Wynopt as of the effective date of the Plan and (y) the business and affairs of which are controlled by Donald
J. McNamara, Robert A. Whitman and Daniel A. Decker or any of them, or (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The term "Excluded Group" means a "group" (as defined above) that includes one or more Excluded Persons, provided that the voting power of the Company's outstanding voting securities "beneficially owned" (as defined above) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents not less than 75% of the voting power of the securities "beneficially owned" by such "group."

                 At the time of any payment with respect to a Participant's Deferral Account, the balance of such account shall be reduced to reflect such payment.

         SECTION 8. AMENDMENTS TO THE PLAN, TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan





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without the consent of Participants, shareholders, or any other person;
provided, however, that without the consent of a Participant, no such amendment, alteration, suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account; and provided further, that provisions of the Plan relating to
(i) eligibility to become a Participant, (ii) the times when elections can be made, when Stock will be issued or Stock equivalents credited to the Deferral Accounts of Participants, or when distributions will be made, or (iii) the portion of a Participant's Annual Retainer that may be allocated to the acquisition of Stock or Stock equivalents to be acquired thereby, and the payment or deemed reinvestment or dividend equivalents shall not be amended more than once every six months (except to comport with changes in the Internal Revenue Code or the rules thereunder). The Plan has no fixed termination date.

         SECTION 9.  GENERAL PROVISIONS.

         (a) Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated, shall be liable for or subject to any lien, obligation, or liability of such Participant, or shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate Beneficiaries to receive any payment or distribution under the Plan in the event of death of the Participant. A Beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides with respect to such persons.

         (b) Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company or the Committee, and the Committee may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release to such effect.

         (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Board of Directors may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant.

         (d) No Rights of a Shareholder. No Participant shall have any of the rights or privileges of a shareholder of the Company as a result of the making of an election under Section 5 of this Plan until Stock is actually issued pursuant to Sections 6 or 7 of the Plan.





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         (e)     No Right to Continued Election as a Director.  Nothing
contained in the Plan shall confer, and no establishment of or crediting of any amounts to a Deferral Account shall be construed as conferring, upon any Participant, any right to continue as a director, or to interfere in any way with the right of the Company to increase or decrease the amount of the Annual Retainer or any other compensation payable to Non-Employee Directors.

         (f) Plan Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Company.

         (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable federal law.

         (h) Interpretation. Whenever necessary or appropriate in the Plan, where the context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.

         (i) Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         SECTION 10. EFFECTIVE DATE; SHAREHOLDER APPROVAL. The Plan shall be effective as of April 18, 1996, subject to the requirement that the Plan be approved by the affirmative vote of holders of shares representing a majority of the number of votes present in person or represented by proxy at the Annual Meeting of Shareholders of the Company to be held during 1996. Other provisions of the Plan notwithstanding, until shareholders of the Company approve the Plan, (i) Stock transferred to a Participant pursuant to Section 6 hereof shall not be transferable, (ii) such Stock shall be subject to forfeiture by the Participant to the Company (without interest) in the event shareholders fail to approve the Plan in accordance with the terms of this
Section 10, and (iii) no transfer of Stock with respect to any amount deferred pursuant to Section 7 hereof shall be made. In the event shareholders fail to approve the Plan and Stock is therefore forfeited and/or Deferral Accounts are cancelled, the amount of Annual Retainers theretofore elected to be received in the form of Stock or deferred under the Plan shall be paid to Participants in cash, together with interest at the rate set forth in Section 7(c).





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